Exhibit 4.7

Warrant No. _______________

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF HOLDERS THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER RESTRICTIONS, AND THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE (INCLUDING ANY FUTURE HOLDERS) IS BOUND BY THE TERMS OF AN ASSET PURCHASE AGREEMENT BETWEEN THE ORIGINAL PURCHASER AND THE COMPANY (COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY).

WARRANT TO PURCHASE SHARES

OF COMMON STOCK OF GREAT AMERICAN FAMILY PARKS, INC.

This certifies that Stanley Harper (the “Holder”), for value received is entitled to purchase from Great American Family Parks, Inc., a Nevada corporation (the “Company”), Five Million (5,000,000) fully paid and nonassessable shares of the Company’s Common Stock (the “Warrant Shares”) at a price of $ 0.05 per share (the “Stock Purchase Price”) at any time or from time to time on or after the Commencement Date (as defined below), provided the conditions to exercise have been satisfied, up to and including 5:00 p.m. (Pacific time) on the Expiration Date (as defined below), upon surrender to the Company at its principal office at 3420 Ocean Park Boulevard, Suite 3000, Santa Monica, CA 90405 (or at such other location as the Company may advise Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment by cash, cashier’s check or wire transfer of immediately available funds of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof, such exercise to be conditioned upon the accuracy of all representations and warranties contained in such Form of Subscription.  The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant.  “Commencement Date” means the date which is twelve (12) months after the date of issuance of this Warrant and “Expiration Date” means the earlier of (i) five (5) years from the date hereof, or (ii) the occurrence of an event, proposal of which is described in subsection (d) of Section 3.4 which causes termination of this Warrant under Section 3.4. This Warrant is issued pursuant to the Asset Purchase Agreement between the Company and Holder dated as of the date hereof (the “Agreement”).

This Warrant is subject to the following terms and conditions:

1.

Exercise of Warrant

1.1

Issuance of Certificates

This Warrant is exercisable and transferable at the option of Holder prior to or on the Expiration Date and at any time or from time to time on or after one year after the Commencement Date, provided that annual revenue generated from Park Staffing Services, LLC exceeds Seven Million Dollars ($7,000,000), for all or a portion of the shares of Warrant Shares which may be purchased hereunder.

The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares.  Subject to the provisions of Section 2, certificates for the Warrant Shares so purchased, together with any other securities or property to which Holder is entitled upon such exercise, shall be delivered to Holder by the Company’s transfer agent at the Company’s expense within a reasonable time after this Warrant has been exercised.  Each stock certificate so delivered shall be in such denominations of Warrant Shares as may be requested by Holder and shall be registered in the name of Holder or such other name as shall be designated by Holder, subject to the limitations contained in Section 2.  If, upon exercise of this Warrant, fewer than all of the Warrant Shares evidenced by this Warrant are purchased prior to the date of expiration of this Warrant, one or more new warrants substantially in the form of, and on the terms in, this Warrant will be issued for the remaining number of Warrant Shares not purchased upon exercise of this Warrant.

1.2

Payment

Payment of the Stock Purchase Price shall be made by surrender to the Company of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and payment by cash, cashier’s check or wire transfer of immediately available funds and specifying the number of Warrant Shares to be purchased, during normal business hours on any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of California.

2.

Shares to be Fully Paid; Reservation of Shares

The Company covenants and agrees that all Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof.  The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will use its best efforts to at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of this Warrant, a sufficient number of shares of authorized but unissued Common Stock.  When and as required to provide for the exercise of the rights represented by this Warrant, the Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange or automated quotation system upon which the Common Stock may be listed.

3.

Adjustment of Stock Purchase Price; Number of Shares

The Stock Purchase Price and the number of shares of Warrant Shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

3.1

Adjustment of Purchase Price

In the event that the Company at any time or from time to time after the issuance of this Warrant shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Stock Purchase Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.  In the event that the Company shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.  Upon each adjustment of the Stock Purchase Price pursuant to this Section 3.1, the holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

3.2

Adjustments for Reclassification and Reorganization

If the Common Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 3.1), the Stock Purchase Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that this Warrant shall represent the right to purchase, in lieu of the number of shares of Common Stock which this Warrant would otherwise represent the right to purchase, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock which this Warrant would have otherwise entitled the holder to purchase immediately before that change.

3.3

Notice of Adjustment

Upon any adjustment of the Stock Purchase Price or any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of this Warrant, the Company shall within five business days give written notice thereof, by first class mail, postage prepaid, (or by international delivery service, for international addresses) addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company.  The notice shall be signed by the Company’s chief financial officer and shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

3.4

Certain Termination Events; Other Notices

If at any time the Company shall propose to:

(a)

declare any cash dividend upon its Common Stock;

(b)

declare or make any dividend or other distribution to the holders of its Common Stock, whether in cash, property or other securities;

(c)

effect any reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with or into another corporation or any sale, lease or conveyance of all or substantially all of the property of the Company; or

(d)

effect a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by certified or registered mail, postage prepaid, or international delivery service for international deliveries, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company, (i) at least fifteen (15) business days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or distribution or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding-up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding-up, at least fifteen (15) business days’ written notice of the date when the same shall take place.  Any notice given in accordance with clause (i) above shall also specify, in the case of any such dividend or distribution, the record date for such dividend or distribution, if after the Commencement Date.  Any notice given in accordance with clause (ii) above shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation/merger, sale, lease, conveyance, dissolution, liquidation or winding-up, as the case may be and in connection with the occurrence of an event described in clause (d) above such notice shall specify the anticipated net equity value that will accrue to Common Stock holders so that the Holder can make an informed decision whether or not to exercise this Warrant.  In the event that the Holder of the Warrant does not exercise this Warrant prior to the occurrence of an event described in clause (a) or (b) above, the Holder shall not be entitled to receive the benefits accruing to existing holders of the Common Stock in such event.  Upon the occurrence of an event described in clause (c) in which the holders of the Company’s voting securities of the Company immediately prior to the event do not hold at least fifty percent (50%) of the voting securities of the Company or the surviving entity (in a sale of assets, the Company shall be the surviving entity) resulting from such event immediately after such event, this Warrant shall terminate unless the Company has negotiated (which it is under no obligation to do) for the assumption of this Warrant.  Upon the occurrence of an event described in clause (c) and, subject to the immediately preceding sentence, the Holder shall be entitled thereafter, upon payment of the Stock Purchase Price in effect immediately prior to such action, to receive upon exercise of this Warrant the class and number of shares which the Holder would have been entitled to receive after the occurrence of such event had this Warrant been exercised immediately prior to such event.  In connection with the transactions described in clause (c) and provided that this Warrant does not terminate as provided in the second sentence immediately preceding this sentence, the Company will require each person (other than the Company) that may be required to deliver any cash, stock, securities or other property upon the exercise of this Warrant as provided herein to assume, by written instrument delivered to the Holder of this Warrant (x) the obligations of the Company under this Warrant and (y) the obligation to deliver to such Holder such cash, stock, securities or other property as such Holder may be entitled to receive in accordance with the provisions of this Section 3. Upon the occurrence of an event the proposal of which is described in clause (d), this Warrant shall terminate.  Notwithstanding any other provision hereof, no Holder shall have the right to obtain an injunction or restraining order or otherwise interfere with or prevent the occurrence of any of the actions described in (a) - (d) above.

3.5

Adjustment of Number of Warrant Shares

The number of Warrant Shares purchasable hereunder shall be reduced on a one-for-one basis by the number of shares of Common Stock (or Common Stock equivalents) sold directly or indirectly, including, without limitation, any short sale, third party short sales or holdings of a “put equivalent position” (as defined in Rule 16a-1 of the 1934 Act), of the Company’s Common Stock by the Holder from the date hereof until the Commencement Date.  Prior to or simultaneously with the first exercise of this Warrant by the Holder (or the transfer of this Warrant), the Holder shall provide the Company with an affidavit and other reasonable supporting materials as to the foregoing.

4.

Issue Tax

The issuance of certificates for the Warrant Shares upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

5.

No Voting or Dividend Rights; Limitation of Liability

Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company.  Except for the adjustment to the Stock Purchase Price pursuant to Section 3.1 in the event of a dividend on the Common Stock payable in shares of Common Stock, no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.  No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of the Company whether such liability is asserted by the Company or by its creditors.

6.

No Registration Rights.  The Subscriber acknowledges that the Warrant Shares will not be subject to registration rights that would require the Company, after the issuance and delivery of the Shares and Warrants, to secure effectiveness of a registration statement with the SEC pursuant to the Securities Act to register the resale of the Shares and the Warrant Shares (the “Registrable Securities”).

7.

Restrictions on Transferability of Securities: Compliance With Securities Act.

7.1

Restrictions on Transferability

Subject to the conditions specified in the Asset Purchase Agreement, which are intended to insure compliance with provisions of the Securities Act and applicable “blue sky” law,  the Warrant and the Warrant Shares (collectively, the “Securities”) shall be transferable at any time or from time to time on or after the Commencement Date, provided that each transfer does not result in the annual sale of more than twenty-five percent (25%) of the aggregate number of Warrant Shares exercisable under this Warrant.

7.2

Restrictive Legend

Each certificate representing the Securities or any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of the Subscription Agreement) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF HOLDERS THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER RESTRICTIONS, AND THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE (INCLUDING ANY FUTURE HOLDERS) IS BOUND BY THE TERMS OF A SUBSCRIPTION AGREEMENT BETWEEN THE ORIGINAL PURCHASER AND THE COMPANY (COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY).

7.3

Exchange of Warrant

Subject to the terms and conditions hereof, including the restrictions on transfer in this Section 7 and in the Agreement, upon surrender of this Warrant to the Company with a duly executed Assignment Form in the form attached hereto and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants of like tenor in the name of the assignee named in such Assignment Form and this Warrant shall promptly be canceled; provided, however, that if the transfer is for less than all of this Warrant, the transferor shall pay all reasonable costs of the Company in connection with a transfer of Warrants to purchase less than the greater of (a) twenty-five percent (25%) of the Warrant Shares which may initially be purchased hereunder or (b) one thousand (1,000) Warrant Shares (in either case as adjusted for any stock dividend, split, combination, recapitalization or the like with respect to such shares).  The term “Warrant” as used herein shall be deemed to include any Warrants issued in exchange for this Warrant.

7.4

Ownership of Warrant

The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in Section 6.3.

8.

Modification and Waiver

Except as otherwise provided herein, this Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

9.

Notices

Except as otherwise provided herein, any notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon electronic confirmation of successful facsimile transmission, (c) three (3) days after deposit with the United States mail, by registered or certified mail, postage prepaid, or (d) one (1) business day after timely delivery to an overnight air courier for next business day delivery, in each case addressed (i) if to the Subscriber, at the address set forth on the signature to the Subscription Agreement or at such other address as the Subscriber shall have furnished the Company in writing, or (ii) if to the Company, at its address set forth in the Subscription Agreement, or at such other address as the Company shall have furnished to the Subscriber in writing.

10.

Descriptive Headings and Governing Law

The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California (without regard to its conflicts of law provisions).  The Holder hereby irrevocably submits to the jurisdiction of any State or United States Federal court sitting in the State of California over any action or proceeding arising out of or relating to this Warrant or any agreement contemplated hereby, and the Holder irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such State or Federal court.  The Holder further waives any objection to venue in such State and any objection to an action or proceeding in such State based on non-convenient forum.  The Holder further agrees that any action or proceeding brought against the Company shall be brought in the State or United States Federal courts sitting in the State of California. The Holder agrees to waive its rights to a jury trial or any claim for cause of action based upon or arising out of this Warrant or any document or agreement contemplated hereby.

11.

Lost Warrants or Stock Certificates

The Company represents and warrants to Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity and, if requested, bond reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

12.

Binding Effect; Benefits

This Warrant shall inure to the benefit of and shall be binding upon the Company and the Holder and their respective heirs, legal representatives, successors and assigns.  Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Holder, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

13.

Fractional Shares

No fractional shares shall be issued upon exercise of this Warrant.  The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the market price of the Common Stock on such exercise date, which shall be, on such date, the closing price for the Common Stock or the closing bid if no sales were reported, as quoted on the exchange or market that is the primary trading market for the Company.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers, thereunto duly authorized this 30th day of September, 2007.

GREAT AMERICAN FAMILY PARKS, INC.,

a Nevada corporation

By: /s/ Larry Eastland

Name: Larry Eastland

Title: Chairman & CEO

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:

Great American Family Parks, Inc.

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise such Warrant for, and to purchase thereunder, ________________ (________) shares of Common Stock of [_____________] Inc. (the “Company”), and herewith makes payment in the amount of $________ therefor.  The certificates for such shares should be issued in the name of, and delivered to, ________________ whose address is ________________________________ __________________________________________________________.

The undersigned represents, unless the exercise of this Warrant has been registered under the Securities Act of 1933, as amended (the “Securities Act”), that (i) the undersigned is acquiring such Common Stock for his or its own account for investment and not with a view to or for sale in connection with any distribution thereof (except for any resale pursuant to a registration statement under the Securities Act), (ii) the undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the undersigned’s investment in the shares of Common Stock, (iii) the undersigned has received all of the information the undersigned requested from the Company and the undersigned considers necessary or appropriate for deciding whether to purchase the shares, (iv) the undersigned has the ability to bear the economic risks of the undersigned’s prospective investment and (v) the undersigned is able, without materially impairing his financial condition, to hold the shares of Common Stock for an indefinite period of time and to suffer complete loss on the undersigned’s investment.

The undersigned is an “accredited investor” as defined in Regulation D of the Securities and Exchange Commission on the date hereof.

DATED: _________________________

_______________________________________

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

_______________________________________

_______________________________________

(Address)

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

ASSIGNMENT FORM

(To be executed only upon transfer of this Warrant)

For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ____________________ (the “Assignee”) the right represented by such Warrant to purchase __________ Warrant Shares and all other rights of the Holder with respect thereto under the within Warrant, and appoints _________________ as Attorney to make such transfer on the books of Great American Family Parks, Inc. maintained for such purpose, with full power of substitution in the premises.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.  Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale.

Dated:  ____________________.

[MEDALLION GUARANTEE]

______________________________

(Signature)

______________________________

(Print Name)

______________________________

(Street Address)

______________________________

(City)                  (State)        (Zip Code)

EXHIBIT C

WIRE INSTRUCTIONS

TO:

ROUTING & TRANSIT:

FOR CREDIT OF:

Great American Family Parks, Inc.

CREDIT ACCOUNT #:

BY ORDER OF:

{NAME OF SENDER}